UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 13, 2019

Talend S.A.

(Exact name of registrant as specified in its charter)

France	001-37825	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9, rue Pages
Suresnes, France	92150
(Address of principal executive offices)	(Zip Code)

+33 (0) 1 46 25 06 00

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share	TLND	The NASDAQ Stock Market LLC
Ordinary shares, nominal value €0.08 per share*		The NASDAQ Stock Market LLC*

*  Not for trading, but only in connection with the listing of the American Depositary Shares on the NASDAQ Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Notes and Indenture

On September 13, 2019, Talend S.A. (the “Company”) issued €125,000,000 aggregate principal amount of its 1.75% Convertible Senior Notes due 2024 (the “Notes”) in a private placement as described in the Company’s Current Report on Form 8-K filed on September 6, 2019, pursuant to an indenture, dated as of September 13, 2019 (the “Indenture”), by and between the Company, U.S. Bank National Association, as trustee (the “Trustee”) and Elavon Financial Services DAC, as paying agent, note registrar, transfer agent and conversion agent. The Notes were sold to the Initial Purchasers (as defined in Item 3.02) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act because the Initial Purchasers have represented that each of them is an accredited investor (as that term is defined in Regulation D of the Securities Act) and the Notes were issued in transactions not involving a public offering. The Notes, the American Depositary Shares (“ADSs”), if any, delivered upon conversion of the Notes and the ordinary shares (nominal value €0.08 per share) (“Ordinary Shares”) represented thereby have not and will not be registered under the Securities Act. As a result, the Notes, the ADSs, if any, deliverable upon conversion of the Notes and the Ordinary Shares represented thereby may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Initial Purchasers initially offered the Notes only to persons believed to be “qualified institutional buyers” (as defined in Rule 144A promulgated under the Securities Act) in compliance with Rule 144A.

To the extent that any ADSs are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of ADS or Ordinary Shares represented thereby.

The Notes will bear interest at 1.75% per annum, payable semiannually on March 1 and September 1 of each year, beginning on March 1, 2020. The Notes may bear additional interest under specified circumstances relating to the Company’s failure to comply with its reporting obligations under the Indenture or if the Notes are not freely tradeable as required by the Indenture. The Notes will mature on September 1, 2024, unless earlier repurchased by the Company, redeemed by the Company or converted pursuant to their terms.

The conversion rate for the Notes will initially be 19.3234 ADSs per €1,000 principal amount of the Notes, which initial conversion rate is equivalent to an initial conversion price of approximately €51.75 per ADS calculated on the basis of the closing price of the ADSs of $38.72 on the Nasdaq Global Market on September 5, 2019, converted into euros at the Bloomberg screen EURUSD Curncy rate at 4:00 p.m. (New York City time) on such date, which rate was €1.00 to $1.1036, subject to adjustment as described in the Indenture. The conversion rate will be subject to adjustment upon the occurrence of certain specified events or transactions, but will not be adjusted for any accrued and unpaid interest. In addition, upon the occurrence of a make-whole fundamental change (as defined in the Indenture) or an issuance of a notice of redemption, the Company will, in certain circumstances, increase the conversion rate by a number of additional ADSs for a holder that elects to convert its Notes in connection with such make-whole fundamental change or notice of redemption.

Prior to 9:00 a.m. (New York City time) on the New York business day immediately preceding June 1, 2024, the Notes will be convertible only under the following circumstances: (1) during, but prior to 9:00 a.m. (New York City time) on the last business day of, any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the last reported sale price of the ADSs (converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m. New York City time on such trading day) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the six business day period (prior to 9:00 a.m. (New York City time) on the last business day of such period) after any five consecutive trading day period (the “measurement period”) in which the trading price per €1,000 principal amount of Notes, for each trading day of the measurement period, was less than 98% of the product of the last reported sale price of the ADSs (converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m. New York City time on such trading day) and the conversion rate for the Notes on each such trading day; (3) if the Company calls any or all of the Notes for redemption, at any time prior to 9:00 a.m. (New York City time) on the second business day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events described in the Indenture. During the period from, and including, 9.00 a.m. (New York City time) on the business day immediately preceding June 1, 2024 to 9:00 a.m. (New York City time) on the second business day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes, at the option of the holder of the Notes regardless of the foregoing conditions. Upon conversion, the Company will pay or deliver, as the case may be, a cash amount in euros, ADSs, or a combination of a cash amount in euros and ADSs, at the Company’s election.

In the event of certain changes to the laws governing a relevant taxing jurisdiction (as described in the Indenture), the Company will have the option to redeem, in whole but not in part, the Notes for a purchase price equal to 100% of the principal amount of the Notes to be purchased plus any accrued and unpaid interest, including any additional amounts, up to, but excluding, the redemption date (a “tax redemption”). Upon the Company giving a notice of a tax redemption, subject to the applicable procedures of Euroclear or Clearstream, a holder of Notes may elect not to have its Notes redeemed, in which case such holder would not be entitled to receive the additional amounts described in the Indenture.

Other than in connection with a tax redemption, the Company may not redeem the Notes prior to September 6, 2022. The Company may redeem for cash all or any portion of the Notes, at its option, on or after September 6, 2022 if the last reported sale price of the ADSs (converted into euros at the Bloomberg screen EURUSD Curncy rate (or its equivalent successor if such page is not available) at 4:00 p.m. (New York City time) on such trading day) has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture) prior to the maturity date of the Notes, subject to certain conditions, holders of Notes may require the Company to repurchase for a cash amount all or any portion of its Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s existing and future liabilities that are not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of the Company’s current or future subsidiaries.

The following events are considered “events of default” with respect to the Notes, which may result in the acceleration of the maturity of the Notes:

(1)	the Company defaults in any payment of interest or additional amounts, if any, on any Note when due and payable and the default continues for a period of 30 days;

(2)	the Company defaults in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon optional redemption, upon declaration of acceleration or otherwise;

(3)	the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure continues for three business days;

(4)	the Company’s failure to deliver (i) a fundamental change notice when due, (ii) a notice of a make-whole fundamental change when due or (iii) a notice of a specified distribution or specified corporate event when due;

(5)	the Company’s failure to comply with its obligations under the Indenture with respect to the consolidation, merger or sale of assets of the Company;

(6)	the Company’s failure for 60 days after written notice from the Trustee or by the Trustee at the request of the holders of the Notes of at least 25% in aggregate principal amount of the Notes then outstanding has been received to comply with any of the Company’s other agreements contained in the Notes or the Indenture;

(7)	the Company or any of its “significant subsidiaries” (as defined in the Indenture) defaults with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of the lesser of (x) $20.0 million (or the foreign currency equivalent thereof) and (y) €20.0 million (or the foreign currency equivalent thereof), in the aggregate of the Company and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in either case of clause (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not, after the expiration of any applicable grace period, have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with the Indenture; or

(8)	certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries (including, for the avoidance of doubt, certain French law proceedings affecting creditors, including conciliation proceedings (procédure de conciliation), safeguard proceedings (procédure de sauvegarde), accelerated safeguard (sauvegarde accélérée), accelerated financial safeguard (procédure de sauvegarde financière accélérée) and judicial reorganization or liquidation proceedings (redressement or liquidation judiciaire)).

If an event of default occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving the Company, subject to applicable French law, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the Form of 1.75% Convertible Senior Notes due 2024, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Restricted Issuance Agreement

On September 13, 2019, the Company entered into a Restricted Issuance Agreement (the “Restricted Issuance Agreement”) among the Company, JPMorgan Chase Bank, N.A., as depositary (the “Depositary”) and the holders of American Depositary Receipts issued thereunder (“Restricted ADRs”). The Restricted Issuance Agreement supplements the Deposit Agreement dated July 28, 2016 among the Company, the Depositary and the holders of American Depositary Receipts issued thereunder. The Restricted Issuance Agreement provides for the issuance of Restricted ADRs in the event that a holder of Notes converts such Notes into Ordinary Shares represented by American Depositary Shares at a time when such Ordinary Shares constitute “restricted securities” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended.

The foregoing summary description of the Restricted Issuance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Restricted Issuance Agreement, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 and Item 3.02 is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement, dated September 5, 2019, by and among the Company and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”), the Company received €120,937,500 in net proceeds from the issuance of the Notes (after deducting the Initial Purchasers’ discount).

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated September 13, 2019, between Talend S.A., U.S. Bank National Association and Elavon Financial Services DAC.

4.2	Form of 1.75% Convertible Senior Note due 2024 (included in Exhibit 4.1).

4.3	Restricted Issuance Agreement dated September 13, 2019, among the Company, JPMorgan Chase Bank, N.A., as depositary and holders of restricted American Depositary Receipts issued thereunder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talend S.A.

By:
/s/ Adam Meister
Adam Meister
Chief Financial Officer

Date:  September 17, 2019